                                                                   EXHIBIT 10.11
                          GENERAL AND ADMINISTRATIVE
                         SERVICES AGREEMENT REGARDING
                       SERVICES BY TERRA INDUSTRIES INC.
                       ---------------------------------


     THIS GENERAL AND ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is entered into effective as of January 1, 1995 (the "Effective Date") by and between TERRA INDUSTRIES INC., a Delaware corporation ("Terra"), and TERRA NITROGEN CORPORATION, a Delaware corporation (the "General Partner").

                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, in October 1994, Terra acquired the General Partner, which owns
(i) a 1.0101% general partner interest in Terra Nitrogen Company, L.P., a Delaware limited partnership (the "Partnership") and a 1% general partner interest in Terra Nitrogen, Limited Partnership, a Delaware limited partnership, all of the limited partner interests of which are held by the Partnership (such partnership and the Partnership herein referred to as the "Partnerships"), and
(ii) limited partner units representing an approximate 59.2% limited partner interest in the Partnership;

     WHEREAS, Senior Preference Units representing an aggregate 39.8% limited partner interest in the Partnership are publicly traded on the New York Stock Exchange;

     WHEREAS, the General Partner requires certain general and administrative services in order to conduct the business of the Partnerships;

     WHEREAS, Terra and/or one of its affiliates is able to provide certain of such services to the General Partner;

     WHEREAS, Terra and the General Partner desire by their execution of this Agreement to evidence their understanding concerning the providing of certain services by Terra to the General Partner; and

     WHEREAS, capitalized terms used herein but not defined shall have the meanings given them in the Agreement of Limited Partnership of the Partnership dated as of December 4, 1991 (the "Partnership Agreement"), as such agreement is in effect on the Effective Date to which reference is hereby made for all purposes of this Agreement.

     THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Term. Subject to the terms hereof, the term of this Agreement shall be from the Effective Date and extending for a period of one (1) year. Thereafter, the term shall be automatically extended for successive periods of one (1) year each, unless terminated by either party at the end of such one year period upon at least ninety (90) days' prior written notice to the other.

     2. Services. During the term hereof, in exchange for the payment described herein, Terra agrees to provide to the General Partner and, as directed by the General Partner, either of the Partnerships, certain general and administrative services (the "Services") in accordance with the terms of this Agreement. At Terra's election, it may cause one or more of its Affiliates or third-party contractors (foreign or domestic) to provide the Services called for by this Agreement; provided, however, that Terra shall remain responsible for the provision of the Services in accordance with this Agreement. The Services provided hereunder shall be those listed on Exhibit A attached hereto.

     3. Quality of Service. The parties agree that the Services described in Exhibit A attached hereto shall be of the same general quality which Terra provides to itself or to other Affiliates of Terra. If the General Partner decides to use a Service listed on Exhibit A that has been caused by Terra to be provided by a third party provider ("Outsourced") which is not an Affiliate of Terra, the parties hereto agree that such Service will be of a quality provided for in the agreement between Terra and the third-party provider. Terra alone may determine whether or not to Outsource a Service. In general, Terra will use the same standards it would use for itself or its other Affiliates in determining whether or not to Outsource a Service.

     4. Payment. The General Partner, in consideration for the performance of the Services by or on behalf of Terra, agrees to reimburse Terra for (i) all reasonable and documented direct expenses actually incurred by Terra or its Affiliates relating to the Services provided hereunder to the General Partner and the Partnerships ("Direct Charges"), and (ii) a proportionate amount of all necessary and appropriate general, administrative, overhead and other indirect costs and expenses relating to the Services provided by Terra or its Affiliates to the General Partner or the Partnerships hereunder in each case pursuant to the expense allocation guidelines set out in Exhibit A attached hereto ("Indirect Charges", and together with Direct Charges, "Charges"). If the compensation for the Services does not include sales, use, excise, value added or similar taxes, and if any such taxes are imposed on the Services, the General Partner shall pay or reimburse Terra for any such taxes.

     5.   Invoicing.

          (i) Terra shall invoice, or cause its Affiliates to invoice, the General Partner quarterly or at such other times as the parties hereto may agree from time to time for all Direct Charges and Indirect Charges with respect to the preceding period and any adjustments that may be necessary to correct prior invoices. All invoices shall reflect in reasonable detail a description of the Services performed during the preceding period and documentation available to Terra backing up invoiced charges and shall be due and payable promptly after receipt of the invoice. The General Partner shall have the right to audit the records relating to invoices from time to time during normal business hours. In the event of default in payment by the General Partner, upon thirty (30) days' written notice to the General Partner, sent by certified mail to the address specified below, Terra may terminate this Agreement as to those

     Services which relate to the unpaid portion of the invoice if it has not received payment within such thirty (30) days; provided however, in the event of a dispute as to the propriety of invoiced amounts, the General Partner shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify Terra promptly after receipt of the invoice of the disputed amount and the reasons each such charge is disputed by the General Partner. Terra shall promptly provide the General Partner with records relating to the disputed amount in order to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, Terra shall not be entitled to terminate the Services related to and by reason of the disputed charge.

          (ii) Any statement or payment not disputed in writing by either party within one year of the date of such statement or payment shall be considered final and no longer subject to adjustment. The General Partner shall not be obligated to pay for any Direct Charges or Indirect Charges for which statements for payment are submitted more than one year after the termination of this Agreement.

     6. Role as General Partner. The General Partner acknowledges that the Services shall be provided only with respect to its role as general partner of the Partnerships. The General Partner shall not request performance of any Services for the benefit of any entity other than for itself on behalf of the Partnerships. The General Partner represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions furnished from time to time by Terra to the General Partner. Terra reserves the right to take all actions, including termination of any particular Services, that Terra reasonably believes to be necessary to assure compliance with applicable laws and regulations. Terra will notify the General Partner of the reasons for any such termination of Services.

     7. Limited Warranty; Limitation of Liability. Terra represents that it will provide or cause the Services to be provided to the General Partner with reasonable diligence. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, TERRA MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED TO OR PRODUCTS OBTAINED FOR THE GENERAL PARTNER. FURTHERMORE, THE GENERAL PARTNER MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES FOR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO THE GENERAL PARTNER OR ITS AFFILIATES BY ANY PARTY (INCLUDING AN AFFILIATE OF TERRA) PERFORMING SERVICES ON BEHALF OF TERRA OR ITS AFFILIATES HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WRITTEN WARRANTY TO THE GENERAL PARTNER.

     IT IS EXPRESSLY UNDERSTOOD BY THE GENERAL PARTNER AND THE GENERAL PARTNER AGREES THAT TERRA AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD-PARTY PROVIDERS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT TERRA AND ITS AFFILIATES SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY SUCH THIRD-PARTY PROVIDERS UNLESS SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE ON THE PART OF TERRA OR ITS AFFILIATES OR INTENTIONAL MISCONDUCT. THE GENERAL PARTNER AGREES THAT THE REMUNERATION TO BE PAID TO TERRA HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES. IN NO EVENT SHALL TERRA BE LIABLE TO THE GENERAL PARTNER OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF TERRA OR WHETHER WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT.

     8. Force Majeure. This Agreement shall not be terminated as a result of any failure of a party to perform any of its obligations hereunder if such failure is due to circumstances beyond its control (an "Event of Force Majeure"), including, but not limited to, any requisition by any government authority, act of war, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo, or prohibition imposed by any governmental body or agency having authority over the party, provided that at such time as an Event of Force Majeure no longer exists, the respective obligations of the parties hereto shall be reinstated and this Agreement shall continue in full force and effect. The party affected by an Event of Force Majeure shall give prompt notice thereof to the other party hereto and each party shall use good faith efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure.

     9. Severability. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

     10. Assignment. Except for the ability of Terra to cause one or more of the Services to be performed by one of its affiliates or a third-party provider, no party shall have the right to assign its rights or obligations under this Agreement without the consent of the other party.

     11. Relationship of the Parties. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.

     12. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the performance of the Services. All prior or contemporaneous written or oral agreements are merged herein.

     13. Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Iowa, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

     14. Confidentiality. The General Partner shall keep and hold, and shall cause its officers, employees and other agents to keep and hold, in strictest confidence, all confidential and/or proprietary information respecting, or in any way related to, Terra and/or the business, operations, financial results and affairs of Terra, whenever and however learned unless such confidential and/or proprietary information (i) becomes generally available to the public, provided this occurs by means other than the breach of this section, (ii) was available on a non-confidential basis to the General Partner prior to its disclosure by Terra or its representatives or (iii) becomes available to the General Partner on a non-confidential basis from a source other than Terra or its representatives, provided that such source is not a party to a confidentiality agreement concerning such information. The provisions of this Section 14 shall survive any expiration or earlier termination of this Agreement.

     15. Amendment or Modification. This Agreement may be amended or modified from time to time only by a written amendment signed by the parties hereto.

     16. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telegram or telecopier, as follows:

          If to Terra:                 Terra Industries Inc.
                                       Terra Centre
                                       600 Fourth Street
                                       P.O. Box 6000
                                       Sioux City, Iowa  51102-6000
                                       Attention: General Counsel
                                       Telecopier: (712) 279-8719

          If to the General Partner:   Terra Nitrogen Corporation
                                       5100 East Skelly Drive
                                       Suite 800
                                       Tulsa, Oklahoma  74135
                                       Attention: President
                                       Telecopier: (918) 664-3654

     Notice given by personal delivery or mail shall be effective upon actual receipt by the person to whom addressed. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     17. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each party signatory hereto agrees to execute and deliver such additional documents and instruments as may be required for Terra to provide the Services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement.

     18. No Third-Party Beneficiary. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Person shall have the right, separate and apart from Terra and the General Partner, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

     19. Mediation. Terra and the General Partner agree to negotiate in good faith in an effort to resolve any dispute related to this Agreement that may arise between the parties. If the dispute cannot be resolved promptly by negotiation, then either party may give the other party written notice that the dispute should be submitted to mediation. Promptly thereafter, a mutually acceptable mediator shall be chosen by the parties, who shall share the cost of mediation services equally. If the dispute has not been resolved by mediation within ninety (90) days after the date of written notice requesting mediation, then either party may initiate litigation and pursue any and all remedies at law or at equity to which such party is entitled.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers.

                              TERRA INDUSTRIES INC.



                              By:/S/ Robert E. Thompson
                                 ----------------------------------------------
                                     Name:  Robert E. Thompson
                                     Title:  Vice President, Controller

                              TERRA NITROGEN CORPORATION



                              By: /S/  David F. Anderson
                                  --------------------------
                                      Name:  David F. Anderson
                                      Title:  Vice President and Controller

                                                                     EXHIBIT A
                             TERRA INDUSTRIES INC.
                              EXPENSE ALLOCATION

GENERAL
- -------

Terra Industries Inc. incurs general and administrative expenses on behalf of the Corporation and its business units - Terra Nitrogen, Limited Partnership ("TNLP"), Beaumont Methanol, Limited Partnership ("BMLP") and Terra International, Inc. ("TI"). This policy defines the manner in which expenses are assigned and charged to each business unit.

ALLOCATION OVERVIEW
- -------------------

Expenses incurred that are specifically identifiable are charged directly to the business unit. Expenses that are not specifically identifiable, but can be related to a specific cost causative factor (headcount, usage, number of transaction, etc.), are allocated using such causative factor depending on the nature of the expense. Other expenses with no apparent cost causative factor are allocated using a 3-factor formula (see definition below).

ALLOCATION FORMULA
- ------------------

The 3-factor formula uses employee headcount, gross sales dollars and assets, whereby each factor receives equal weighting in calculating the allocation percentage for the various entities. A sample Allocation Formula is presented here for illustration purposes:



                              Co. X      Co. Y     Co. Z     Total
                              -----      -----     -----     -----
Headcount                       100        200       200       500
    % to total                  20%        40%       40%      100%
Sales dollars in millions        $6         $3        $3       $12
    % to total                  50%        25%       25%      100%
Assets in millions               $4         $5       $11       $20
    % to total                  20%        25%       55%      100%

Allocation factor
(sum of %'s divided by 3)       30%        30%       40%

For definition purposes, "assets" includes the net book value of property, plant and equipment.

SPECIFIC ALLOCATIONS
- --------------------

The following is a brief description of the allocation approach used for specific types of expenses.

. Distribution Support Costs - The cost of a number of support functions which strictly support Terra's Distribution business are directly assigned to the Distribution business. These include the following:

     --  Fertilizer Supply
     --  Capital Support Administration
     --  Physical Distribution Department
     --  Crop Protection Purchasing
     --  Loss Control
     --  A/R Securitization
     --  Retail Credit

. Training & Development - General training programs that are designed and conducted for all employees are assigned based on headcount.

. Human Resources - The cost of the Human Resources department is assigned based on headcount to the extent that human resource functions support each business unit.

. Corporate Credit - The cost of the Credit General Manager is assigned based on accounts receivable.

. Internal Audit - The cost of internal audit work is assigned based on the actual cost of specific audit work performed at each business unit.

. Regulatory Affairs - The cost of environmental affairs is assigned based on the value of the fixed assets which generally give rise to the environmental issues addressed.

. Risk Management & Insurance - All insurance is paid and allocated by Terra Industries as follows:

     --  Workman's compensation is allocated based on payrolls.
     -- Property, general liability and excess liability are allocated based on net property, plant and equipment values.
     -- Auto liability insurance is based on the number of vehicles. -- Administrative costs are allocated based on the allocation of insurance costs.

. Aircraft - Aircraft costs are assigned based on actual usage and average actual hourly costs.

. Information Systems - Costs are assigned based on the number of transactions processed for each business unit.

. All other - All other costs are allocated based on the use of the 3-factor formula previously described. Examples of these costs include the Executive Department, Financial Reporting, Law Department and Investor Relations.

                             TERRA INDUSTRIES INC.
                             CORPORATE DEPARTMENTS
                            1995 ALLOCATION FACTORS



Fertilizer Supply                       Allocated Directly to Distribution
Capital Support Admin                   Allocated Directly to Distribution
Physical Distribution Department        Allocated Directly to Distribution
Crop Protection Purchasing              Allocated Directly to Distribution
Loss Control                            Allocated Directly to Distribution
A/R Securitization                      Allocated Directly to Distribution
Retail Credit                           Allocated Directly to Distribution
Marketing                               Allocated Directly to Distribution

Training & Development                  Allocated Based on Headcount
Human Resources                         Allocated Based on Headcount
Corporate Credit                        Allocated Based on Accounts Receivable
Internal Audit                          Allocated Based on Visits
Regulatory Affairs                      Allocated Based on Value of Fixed Assets
Risk Management                         Allocated Based on Use
Aircraft - King Air (B200/N887T)        Allocated Based on Use
Aircraft - King Air (B200/N448T)        Allocated Based on Use
Information Systems                     Allocated Based on Transactions Processed

Executive Department, Investor          General Allocation*
Relations, Financial Reporting, Law
Department and all other Corporate
costs

* General allocations based on a three-factor formula weighted equally for headcount, book value of assets and sales.